Exhibit 10.2

FORM OF
AGENCY SERVICES AGREEMENT

AGENCY SERVICES AGREEMENT

                    THIS AGENCY SERVICESAGREEMENT made as of the ___ day of ____________, 2010 between__________ a national banking association with a place of business at _______________________ (“Bank”) and ETF Securities USA LLC, a Delaware limited liability company not in its individual capacity, but as Sponsor (as defined herein) of the ETFS Collateralized Commodities Trust, a Delaware statutory trust currently organized into separate series with offices at c/o ETF Securities USA LLC, 48 Wall Street, 11ith Floor, New York, New York 10005 (the “Trust”).

PREMISE

          The Trust intends to issue in respect of each of its separate series listed on Exhibit A hereto (each a “Fund”) exchange-traded classes of shares known as “Shares” for each Fund. The Shares shall be issued in bundles called “Creation Units.” The Trust, on behalf of the Funds, shall issue and redeem Shares of each Fund only in Creation Units, as more fully described in the current prospectus and statement of additional information of the Trust, included in its registration statement on Form S-1. Only brokers or dealers that are Authorized Participants (as defined herein) shall be authorized to issue and redeem Shares in Creation Units from the Trust. The Sponsor wishes to engage Bank to perform certain services on behalf of the Trust with respect to the issuance and redemption of Shares, as the Trust’s agent, namely to: (i) provide transfer agent services for Shares of each Fund and (ii) act as Index Receipt Agent (as such term is defined in the rules of the National Securities Clearing Corporation) with respect to the settlement of trade orders with Authorized Participants; and to provide custody services under the terms of the Custody Agreement, as supplemented hereby, for the settlement of issuances of Creation Units and the redemption of Shares in Creation Units.

                    NOW THEREFORE, in consideration of the premise and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Trust and Bank agree as follows:

          1. DEFINITIONS. The following terms as used in this Agreement shall have the meanings as set forth below:

          Administrator: means Bankacting in the capacity as provider of various accounting, value calculation, and other administrative services for the Fundsas appointed by the Sponsor.

          Agreement: means this Agency Services Agreement.

          Applicable Law: means any applicable statute, including the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the “1933 Act”) and the Securities Exchange Act of 1934, as amended, (the “1934 Act”) as well as any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

          Authorized Participant: means a broker or dealer that is a DTC participant and that has executed an Authorized Participant Agreement.

          Authorized Participant Agreement: means an agreement entered into by each Authorized Participant, the Sponsor, and the Trust, on behalf of its Funds, which sets forth the procedures for the creation and redemption of Creation Units.

          Authorized Person: means any person who has been designated by written notice from the Trust (or by any agent designated by the Trust, including, without limitation, an investment manager), to act on behalf of Trust hereunder. Such persons will continue to be Authorized Persons until such time as Bank receives Instructions from the Trust (or its agent) that any such person is no longer an Authorized Person.

          Bank: as the context requires means __________ in its capacity as Transfer Agent or Index Receipt Agent for the Trust.

          Bank Indemnitees: means __________, and its nominees, directors, officers, employees and agents.

          Counterparty: means an entity that has entered into specified agreements with a Fund pursuant to which it can enter into commodity contracts with such Fund.

          Creation Deposit: means the cash consideration for the issuance of a Creation Unit.

          Creation Unit: means a block of ______ Shares of a Fund that is created for sale to Authorized Participants and/or submitted for redemption by an Authorized Participant..

          Custodian: means Bank providing the services to the Trust as described in the Custody Agreement.

          Custody Agreement: means the custody agreement between the Trust and Bank and dated ________, 20__ as it may be amended from time to time.

          DTC: means The Depository Trust Company, a limited purpose trust company organized under the law of the State of New York.

          DTC Participant: means a “participant” as such term is defined in the rules of DTC.

          DTC Participant Account: means an “account” as such term is defined in the rules of DTC.

          Fund: means one of the separate series of the Trust that are listed on Exhibit A hereto, as amended from time to time.

          Index Receipt Agent: means Bank acting in the capacity as “index receipt agent,” as such term is defined in the rules of NSCC, for the Trust.

          Instructions: means instructions which: (i) contain all necessary information required by Bank to enable Bank to carry out the Instructions; (ii) are received by Bank in accordance with the prevailing Security Procedures; and (iii) Bank believes in good faith have been given by an Authorized Person or are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify.

          Liabilities: means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

          NSCC: National Securities Clearing Corporation, a clearing agency that is registered with the SEC.

          Order Taker: means the entity appointed as order taker of the Funds, as notified by Bank to Sponsor.

          Outside the Clearing Process: means processing issuance and redemption orders concerning Creation Units and Deposit Securities and Redemption Securities for settlement exclusively through DTC or, when the settlement is not DTC eligible, as a window delivery to the offices of the Custodian.

          Prospectus: means the prospectus filed with a Form S-1 of the Trust constituting a registered statement under the Securities Act.

          SEC: means the Securities and Exchange Commission

          Securities Act: means the Securities Act of 1933, as amended.

          Security Procedure: means any security procedure to be followed by Trust upon the issuance of an Instruction and/or by Bank upon the receipt of an Instruction, so as to enable Bank to verify that such Instruction is authorized, as set forth in operating procedures documentation in effect from time to time between the parties with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption or telephone call backs and may be updated by Bank from time to time upon notice to the Trust. Trust acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of Trust through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

          Shareholder: means DTC or its nominee. A single global certificate for each Fund will be issued in the name of DTC or its nominee. DTC or its nominee shall be the sole registered holder of Shares of each Fund.

          Sponsor: ETF Securities USA LLC, a Delaware limited liability company that is the sponsor of the Trust.

          Transaction Fee: means a transaction fee imposed by the Bank and payable by the Authorized Participant to the Bank in connection with the issuance or redemption of Creation Units.

          Transfer Agent: means Bank acting in the capacity as transfer agent for the Shares of each Fund of the Trust.

          Trust: means ETFS Collateralized Commodities Trust, a Delaware statutory trust.

          2. APPOINTMENT. The Sponsor hereby appoints Bank to provide services for the Trust, as described hereinafter, subject to the supervision of the Board of Trustees of the Trust (the “Board”), on the terms set forth in this Agreement. Bank accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 6 of this Agreement.

          3. REPRESENTATIONS AND WARRANTIES.

                    (a) Bank represents and warrants to the Trust that:

(i) Bank is a national bank duly organized and existing as a banking association under the laws of the United States;

(ii) Bank is duly qualified to carry on its business in the State of New York;

(iii) Bank is empowered under applicable laws and by its charter and by-laws to enter into and perform the services described in this Agreement;

(iv) Bank is a transfer agent registered with the SEC.

(v) all requisite corporate action has been taken to authorize Bank to enter into and perform this Agreement;

(vi) Bank has, and shall continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

(vii) no legal or administrative proceedings have been instituted or threatened against Bank which would impair Bank’s ability to perform its duties and obligations under this Agreement; and

(viii) Bank’s entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of Bank or any law or regulation applicable to Bank;

(b) The Sponsorrepresents and warrants to Bank that:

(i) the Trust is duly organized and existing and in good standing under the laws of the State of Delaware;

(ii) the Trust is empowered under applicable laws and by its charter document and by-laws to enter into and perform this Agreement;

(iii) all requisite proceedings have been taken to authorize the Trust and the Sponsor on behalf the Trust to enter into and perform this Agreement;

                    (iv) a registration statement on Form S-1 under the 1933 Acthas been filed and shall be effective and shall remain effective during the term of this Agreement, and all necessary filings under the laws of the states shall have been made and shall be current during the term of this Agreement;

                    (v) no legal or administrative proceedings have been instituted or threatened which would impair the Trust’s ability to perform its duties and obligations under this Agreement, other than as described in the Trust’s registration statement;

                    (vi) the Trust’s registration statement complies in all material respects with the 1933 Act (including the rules and regulations thereunder) and none of the Trust’s prospectuses and/or statements of additional information contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading; and

                    (vii) the Sponsor’sentrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it.

          4. DELIVERY OF DOCUMENTS.

          The Sponsor shall promptly furnish to Bank such copies, properly certified or authenticated, of contracts, documents and other related information that Bank may request or require to properly discharge its duties. Such documents may include but are not limited to the following:

(ii) the Trust’s Trust Agreement;

(iv) the Trust’s registration statement including exhibits, as amended, (the “Registration Statement”) under the 1933 Act, as filed with the SEC;

(v) opinions of counsel regarding the Fund’s securities issuances and auditors’ reports;

                    (vi) the Trust’s prospectuses relating to all Funds and all amendments and supplements thereto (such Prospectuses and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented (herein called the “Prospectuses”);

(vii) the Fund’s current and ongoing annual and quarterly reports; and

(viii) such other agreements as the Trust may enter into from time to time including commodities account agreements, brokerage agreements and options agreements.

          5. SERVICES PROVIDED.

                    Bank shall provide the following services subject to the control, direction and supervision of the Sponsor and its designated agents and in compliance with the objectives, policies and limitations set forth in the Trust’s Registration Statement, Trust Agreement; and applicable laws and regulations:

(i) Transfer Agency Services described in Schedule A to this Agreement;

(ii) Index Receipt Agent Services described in Schedule B to this Agreement, and

(iii) such other services in connection with Shares as the parties may mutually agree in writing.

          6. FEES AND EXPENSES.

                    (a) As compensation for the services rendered to the Trust pursuant to this Agreement, the Sponsor shall pay to Bank the fees as may be agreed upon in writing from time to time, together with Bank’s reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. All fees and expenses are to be billed monthly (unless another period is agreed upon) and shall be due and payable upon receipt of the invoice. Upon any termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination.

                    (b) Bank shall render, after the close of each month in which services have been furnished, a statement reflecting all of the fees and expenses for such month (or other agreed upon billing period). Fees and expenses remaining unpaid after thirty (30) days from the date of receipt of the statement (with the exception of specific amounts which may be contested in good faith by the Sponsor) shall bear interest, from the date of the statement to the date of repayment to Bank by the Sponsor, at the Federal Funds Rate + ___ basis points and all costs and expenses of effecting collection of any such sums, including reasonable attorney’s fees, shall be paid by the Sponsorto Bank.

                    (c) In the event that the Sponsoris more than _____ days delinquent in payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Sponsor), this Agreement may be terminated by Bank upon _____ days’ written notice to the Trust. The Sponsor must notify Bank in writing of any disputed amounts within thirty (30) days of its receipt of the billing for such amounts. Amounts disputed in good faith are not due and payable while they are being investigated.

                    (d) Bank shall be entitled to charge an Authorized Participant a Transaction Fee of $_____ for each creation or redemption order submitted by it. The Authorized Participant shall pay such fee directly to the Bank.

          7. INSTRUCTIONS.

                    (a) The Sponsor authorizes Bank to accept and act upon any Instructions received by it without inquiry. The Sponsor will indemnify Bank Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against Bank Indemnitees as a result of any action or omission taken in accordance with any Instructions or other directions upon which Bank is authorized to rely under the terms of this Agreement.

                    (b) Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or suspended.

                    (c) Bank may (in its sole discretion and without affecting any part of this Section 7) seek clarification or confirmation of an Instruction from an Authorized

Person and may decline to act upon the Instruction if it does not receive clarification or confirmation satisfactory to it. Bank shall not be liable for any loss arising from any delay while it seeks such clarification or confirmation.

          8. LIMITATIONS OF LIABILITY AND INDEMNIFICATION.

                    (a) Bank shall use reasonable care in performing its duties under this Agreement. Bank shall not be in violation of this Agreement with respect to any matter as to which it has satisfied its duty of reasonable care.

                    (b) Bank shall be liable to the Sponsor and Trust for their direct damages to the extent they result from Bank’s negligence, bad faith or willful misconduct in performing its duties as set out in this Agreement. Nevertheless, under no circumstances shall Bank be liable for any indirect, special or consequential damages (including, without limitation, lost profits) of any form, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

                    (c) Without limiting subsections (a) and (b) above, Bank shall not be responsible for, and the Sponsor shall indemnify and hold Bank, its officers, employees and agents harmless from and against, any and all Liabilities, incurred by Bank, any of its officers, employees or agents, or the Trust’s agents in the performance of its/their duties hereunder, including but not limited to those arising out of or attributable to:

(i) any and all actions of Bank or its officers, employees or agents required to be taken pursuant to this Agreement;

                    (ii) the reasonable reliance on or use by Bank or its officers, employees or agents of information, records, or documents which are received by Bank or its officers, employees or agents and furnished to it or them by or on behalf of the Sponsor, and which have been prepared or maintained by the Sponsoror any third party on behalf of the Trust;

(iii) the Sponsor’s refusal or failure to comply with the terms of this Agreement or the Sponsort’s lack of good faith, or its actions, or lack thereof, involving negligence or willful misconduct;

(iv) the breach of any representation or warranty of the Sponsorhereunder;

                    (v) the taping or other form of recording of telephone conversations or other forms of electronic communications with the Sponsor, its agents or any investor or reliance by Bank on telephone or other electronic Instructions of any person acting on behalf of the Sponsoror an investor for which telephone or other electronic services have been authorized;

                    (vi) the reliance by Bank, its officers, employees or agents on any share certificates which are reasonably believed to bear the proper manual or facsimile signature of an officer or agent of the Trust;

                    (vii) any delays, inaccuracies, errors in or omissions from information or data provided to Bank by data, corporate action or pricing services, depositories or clearing systems, or securities brokers or dealers;

                    (viii) the offer or sale of shares by the Trust in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Trust or its other service providers and agents, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Sponsorprior to the effective date of this Agreement;

                    (ix) any failure of the Trust’s registration statement to comply with the 1933 Act (including the rules and regulations thereunder) and any other applicable laws, or any untrue statement of a material fact or omission of a material fact necessary to make any statement therein not misleading in the Trust’s Prospectuses;

(x) the actions taken by the Trust or by the Sponsor in compliance with applicable securities, tax, commodities and other laws, rules and regulations, or the failure to so comply; and

                    (xi) all actions, omissions, or errors caused by third parties to whom Bank or the Trust have assigned any rights and/or delegated any duties under this Agreement at the request of or as required by the Trust or the Sponsor.

Notwithstanding subsections (a) above, Bank shall have no duty or obligation of reasonable care with respect to any of the activities described in clauses (viii), (ix) (x) or (xi) of this subsection (c).

          (d) The Sponsorshall defend Bank or, at Sponsor’s option, settle any claim, demand or cause of action, whether groundless or otherwise, that Shares or any of the services provided herein for the Trust infringes on, violates or misappropriates any patent, copyright, trademark, trade secret or any other proprietary right, and shall indemnify and hold harmless Bank, its officers, employees and agents against all Liabilities, includingcourt and settlement costs incurred by Bank or any of them as a result of or relating to such claim, demand or cause of action (“Third Party Claim”). Bank shall notify the Sponsorin writing of any such Third Party Claim, and give the Sponsorall reasonably necessary information and assistance to defend or settle such Third Party Claim. Bank may participate in the defense or settlement of the Third Party Claim.

          (e) The debts, liabilities, obligations, expenses, costs, charges, indemnities and reserves incurred, contracted for, attributable to or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series and, unless otherwise provided by the Sponsor, none of the debts, liabilities, obligations, expenses, costs, charges, indemnities and reserves incurred, contracted for, attributable to or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of such Series. Any general liabilities, expenses, costs, charges, indemnities or reserves of the Trust which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Sponsor to and among any one or more of the Series in such manner and on such basis as the Sponsor in its sole discretion deems fair and equitable. Pursuant to the Delaware Statutory Trust Act and the Amended and Restated Trust Agreement of the Trust, any party extending credit to, contracting with or having any claim against any Series of the Trust may look only to the assets of such Series to satisfy or enforce any debt with respect to that Series.

          (f) This Agreement has been entered into by the Trust and was executed and delivered by an officer of its Sponsor, on behalf of the Trust, which officer was acting solely in his capacity as an officer of the Sponsor and not in his individual capacity and which Sponsor was acting solely in its capacity as sponsor of the Trust and not in its individual capacity. The obligations of this Agreement are not binding on such officer, the Sponsor or any shareholder of the series of the Trust individually. The obligations of this Agreement are binding only upon the assets and property of the Trust or belonging or attributable to a Series thereof.

          (g) This Section 8 shall survive the termination of this Agreement, regardless of the party that terminated the Agreement or the reason therefor.

          9. TERM AND TERMINATION. This Agreement shall become effective on the date first herein-above written. The Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. In the event of the termination of the custody agreement between Bank and the Sponsor, Bank may terminate this Agreement in whole or in part simultaneously with the transition of the assets to a successor custodian. Subject to the foregoing, this Agreement shall continue in effect until terminated by either party on at least 120 days prior written notice to the other party. The terminating party in its notice to the other party shall specify the date of termination. Upon termination of this Agreement, the Trust shall pay to Bank such compensation and any reasonable out-of-pocket or other reimbursable expenses which may become due or payable under the terms of this Agreement as of the date of termination or after the date that the provision of services ceases, whichever is later.

          10. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the other):

If to the Trust to:

48 Wall Street
11th Floor
New York, NY 10005
Attention:
Telephone:
Fax:

If to the Sponsor to:

ETF Securities
Ordnance House
31 Pier Road
St. Helier, Jersey
JE48PW
Attention:
Telephone:
Fax:

If to Bank in its capacity as Transfer Agent to:

Attention:
Telephone:
Fax:

If to Bank in its capacity as Index Receipt Agent to:

Attention:
Telephone:
Fax:

If to Bank in its capacity as Custodian:

As provided for in the Custody Agreement.

          11. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

          12. FORCE MAJEURE. Bank shall maintain and update from time to time business continuation and disaster recovery procedures with respect to its Transfer Agent, Index Receipt Agent and custody business that it determines from time to time meet reasonable commercial standards. Bank shall have no liability, however, for any damage, loss or expense of any nature that the Trust may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (except to the extent that such fraud or forgery is attributed to Bank or to Bank’s employees), malfunction of equipment or software (except to the extent such malfunction is primarily attributable to Bank’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of Bank (including without limitation, the non-availability of appropriate foreign exchange).

          13. AMENDMENTS. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

          14. ASSIGNMENT. Bank may not assign and delegate this Agreement and its rights and obligations hereunder without the prior written consent of the other party, except that any corporation or banking association into which Bank may be merged or with which Bank may be consolidated, or any corporation or banking association resulting from any merger or consolidation to which Bank shall be a party, or any corporation or banking association succeeding to Bank’s corporate custody business, shall succeed to all Bank’s rights, obligations and immunities hereunder without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          15. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

          16. GOVERNING LAW AND JURISDICTION. This Agreement shall be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws. The United States District Court for the Southern District of New York shall have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County shall have sole and exclusive jurisdiction. Either of these courts shall have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of either of the courts specified and to accept service of process to vest personal jurisdiction over them in such courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby.

          17. USE OF BANK NAME. The Trust shall not use Bank’s name in any offering material, shareholder report, advertisement or other material relating to the Trust, other than for the purpose of merely identifying and describing the functions of Bank hereunder, in a manner not approved by Bank in writing prior to such use; provided, however, that Bank shall consent to all uses of its name required by the SEC, any state securities commission, or any federal or state regulatory authority; and provided, further, that in no case shall such approval be unreasonably withheld.

          18 COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be an original and together shall constitute one and the same agreement.

          19. HEADINGS. Headings are for convenience only and are not intended to affect interpretation. References to sections are to sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the sections and paragraphs of the sub-sections in which they appear.

          20. ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits, and also including the Custody Agreement to the extent custody services are provided in conjunction with Index Receipt Agent services for Shares, sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to the services provided herein for Shares, whether oral or written.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

ETF SECURITIES USA LLC, on behalf of the TRUST

By

Name:

Title: Manager

By:

Name:

Title:

SCHEDULE A

ORDER TAKER / TRANSFER AGENCY SERVICES
FOR FUNDS

          Following are the order taker / transfer agent services that shall be provided by Bank for the Trust in its capacity as Order Taker / Transfer Agent for each Fund.

A.	Issuance and Redemption of Shares of each Fund

1. The Order Taker will receive creation or redemption orders via fax from Authorized Participants during the trading day and prior to a cut off time. These orders are confirmed via a follow up phone call. The Order Taker will also notify the Sponsor upon receipt of orders during the trading day. After the cutoff time is reached the Order Taker will provide the Sponsor with a consolidated report detailing all orders received. On a case by case basis if an order is received after the agreed cutoff, the Sponsor will notify the Order Taker if the order has been accepted by the counterparty. The Sponsor communicates back to the Order Taker approval or rejection of all orders and provides notification of the counterparty for each order. The Order Taker e-mails preliminary confirmations to each Authorized Participant and generates a consolidated report detailing all confirmations which is sent to the Sponsor and Bank’s Fund Accountant. Following the calculation of the NAV by Bank’s Fund Accountant, the Order Taker emails final confirmations to all parties. The Order Taker generates a Create/Redeem File which is transmitted to Bank’s Custodian to set up instructions to deposit/withdraw and settle ETF shares through DTC. The Create/Redeem File captures the corresponding counterparty for generation of the ETF share delivery instructions.

2. Pursuant to such issuance orders that Index Receipt Agent shall receive from the Order Taker or Trust, Transfer Agent shall register the appropriate number of book entry only Shares in the name of DTC or its nominee as the sole shareholder (the “Shareholder”) for each Fund and deposit the shares of the applicable Fund in Creation Units on the business day following the trade date (T+1) to the DTC Participant Account of the Custodian for settlement. It is understood and agreed that Bank, in its capacity as Transfer Agent, Index Receipt Agent or Custodian, shall not be responsible for determining whether any order, if accepted, shall result in the depositor of the Creation Deposit owning or appearing to own eighty percent (80%) or more of the outstanding Shares of such Fund.

3. Pursuant to such redemption orders that Index Receipt Agent shall receive from the Order Taker on behalf of the Trust, Transfer Agent shall redeem the appropriate number of Shares of the applicable Fund in Creation Units that are delivered to the designated DTC Participant Account of Custodian for redemption and debit such shares from the account of the Shareholder on the register of the applicable Fund.

4. Transfer Agent shall issue Shares of the applicable Fund in Creation Units for settlement with purchasers through DTC as the purchaser is authorized to receive. Beneficial ownership of Shares shall be shown on the records of DTC and DTC Participants and not on any records maintained by the Transfer Agent. In issuing Shares of the applicable Fund through DTC to a purchaser, Transfer Agent shall be entitled to rely upon the latest Instructions that are received from the Trust or its agent by the Index Receipt Agent (as set forth in Schedule B, Section A. Subsection 3(b) of this Agreement) concerning the issuance and delivery of such shares for settlement.

5. Transfer Agent shall not issue any Shares for a particular Fund where it has received an Instruction from the Trust or written notification from any federal or state authority that the sale of the Shares of such Fund has been suspended or discontinued, and Transfer Agent shall be entitled to rely upon such Instructions or written notification.

6. Upon the issuance of Shares of any Fund as provided herein, Transfer Agent shall not be responsible for the payment of any original issue or other taxes, if any, required to be paid by the Trust in connection with such issuance.

7. Shares of any Fund may be redeemed in accordance with the procedures set forth in the Prospectus of the Trust and in the Authorized Participant Agreement and Bank shall duly process all redemption requests.

B.	Payment of Dividends and Distributions on Shares of each Fund.

1. Bank shall prepare and make payments for dividends and distributions declared by the Trust on behalf of the Fund.

2. The Trust or its designated agent shall promptly notify both the Custodian and the Transfer Agent of the declaration of any dividend or distribution in respect of each Fund. The Trust shall furnish to Bank a statement signed by an Authorized Person: (i) indicating that dividends have been declared on a specific periodic basis and Instructions specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which the Shareholder shall be entitled to payment, the total amount payable to the Shareholder and the total amount payable to Bank as Transfer Agent on the payment date; or (ii) setting forth the date of the declaration of any dividend or distribution by the Fund, the date of payment thereof, the record date as of which the Shareholder is entitled to payment, and the amount payable per share to the Shareholder as of that date and the total amount payable to Transfer Agent on the payment date. The Trust’s Board of Trustees shall approve the Authorized Persons to provide such information to Bank.

3. Upon its receipt from the Trust of the information set forth in Subsection 2 immediately above, the Administrator, based upon the amount of Shares outstanding on its books and records, shall calculate the total dollar amount of the dividend or distribution on each Fund and notify the Trust of this amount. The Trust shall verify this total dollar amount as calculated by the Administrator. Provided the Trust is in agreement with the Administrator, the Trust shall instruct the Custodian to place in a dividend disbursing account maintained by the Transfer Agent funds equal to the total cash amount of the dividend or distribution to be paid out in respect of each Fund. Should Custodian determine that it does not have sufficient cash in the Custody Account to pay the total amount of the dividend or distribution to the Transfer Agent, Custodian shall advise the Trust and the Trust shall either adjust the rate of the dividend or distribution or provide additional cash to Custodian for credit to the dividend disbursing account maintained by Transfer Agent. The Transfer Agent shall credit such dividend or distribution to the account of the Shareholder.

4. Should Transfer Agent not receive from Custodian sufficient cash to make payment as provided in the immediately preceding Subsection, Transfer Agent or Custodian shall notify the Trust, and Transfer Agent shall withhold payment to the Shareholder until sufficient cash is provided to Bank and Bank shall not be liable for any claim arising out of such withholding.

C.	Recordkeeping.

1. Bank shall create and maintain such records in accordance with laws, rules and regulations applicable to Bank as a registered transfer agent. All records shall be available for inspection and use by the Trust. Bank shall maintain such records for at least six years or for such other period as Bank and the Trust may mutually agree.

2. Upon reasonable notice by the Trust, Bank shall make available during regular business hours all records and other data created and maintained by Bank as Transfer Agent for reasonable audit and inspection by the Trust, or any person retained by the Trust.

3. Bank shallrecord the issuance of Shares of each Fund and maintain, pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934, as amended, a record of the total number of Shares of each Fund that are authorized, based upon data provided to Bank by the Trust or the Fund, issued and outstanding. Also, Bank shall provide the Trust on a regular basis with the total number of Shares authorized, issued and outstanding in respect of each Fund but shall not be responsible for, when recording the issuance of Shares, monitoring the issuance of such shares or compliance with any laws relating to the validity of the issuance or the legality of the sale of such shares.

D.	Establish Procedures.

Procedures applicable to the transfer agent services to be performed hereunder may be established from time to time by agreement between the Trust and Bank. Bank shall have the right to utilize any shareholder accounting and record-keeping systems that, in its opinion, enables it to perform any services to be performed hereunder.

SCHEDULE B

INDEX RECEIPT AGENT SERVICES
FOR FUNDS

          Following are the Index Receipt Agent services that shall be provided by Bank for the Trust in respect of each Fund. Bank shall perform these services as Index Receipt Agent in conjunction with the custody services that are currently provided by Bank, as Custodian, to each Fund under the terms of the Custody Agreement. Bank shall be entitled to all the protective provisions in the Custody Agreement in respect of its duties and its performance as Index Receipt Agent and Custodian for the settlement of issuances and redemptions of Creation Units of each Fund. If there are any inconsistencies between the terms of the Custody Agreement and the terms herein with respect to processing, clearance and the settlement of issuance and redemption orders for Shares of each Fund, the terms herein shall govern.

A.	Index Receipt Agent Services.

1. The Sponsor, on behalf of the Trust, shall enter into an Authorized Participant Agreement with each Authorized Participant and other specified counterparties providing collateralized commodity exposure for a particular Fund, which shall be delivered to the Bank and which Bank, in its capacity as Index Receipt Agent, shall acknowledge.

2. In connection with the procedures that may be established from time to time between Bank and the Trust on behalf of each Fund for the processing, clearance and settlement of the issuance and redemption of Creation Units through the Clearing Process, Bank shall:

          (a) receive from the Order Taker on each trade date a computer generated file (Create/Redeem File) that contains issuance orders from Authorized Participants that have been received and accepted by the Sponsor on behalf of the Trust and each Fund, for the issuance of Creation Units against delivery of the Cash Deposit; and deliver the enhanced file to Custodian for settlement; and, pursuant to such issuance orders, instruct the Transfer Agent to issue the appropriate number of Shares of the applicable Fund for Deposit At Custodian and delivery to the Counterparty’s DTC Participant Account;

          (b) Counterparty enters transaction to DTC to receive Shares from Bank’s DTC Participant Account. On trade date plus one the Authorized Participant and Counterparty submit settlement instructions to DTC. The Counterparty instructs delivery versus payment settlement with Authorized

Participant who then instructs receipt versus payment settlement with the Counterparty through DTC. On trade date plus two the Authorized Participant and the Counterparty pre-match settlement instructions within DTC. On trade date plus three ETF shares and cash settle versus payment through DTC between Authorized Participant and the Counterparty. The Counterparty delivers collateral to the collateral account.

          (c) receive from the Order Taker on each trade date a computer generated file (Create/Redeem File) that contains redemption orders from Authorized Participants that have been received and accepted by the Sponsor on behalf of the Trust for each Fund; and deliver the enhanced file to Custodian for settlement; and, pursuant to such redemption orders, instruct the Transfer Agent to Withdraw at Custodian and redeem the appropriate number of Shares of the applicable Fund in Creation Units and reduce the account of the Shareholder accordingly; and

          (d) On trade date plus one the Authorized Participant and Counterparty submit settlement instructions to DTC. The Counterparty instructs receive versus payment settlement with Authorized Participant who then instructs delivery versus payment settlement with the Counterparty through DTC. On trade date plus two the Authorized Participant and the Counterparty pre-match settlement instructions within DTC. On trade date plus three ETF shares and cash settle versus payment through DTC between Authorized Participant and the Counterparty. The Counterparty receives collateral to the collateral account and transfers redeemed ETF shares to Bank’s DTC Participant Account.

4. The Trust understands and agrees that all risk associated with the processing, clearance and settlement of the issuance and redemption of Shares and cash through the Clearing Process shall be that of the Trust and each Fund irrespective of whether in effecting such issuances and redemptions for the Trust on behalf of each Fund through the Clearing Process, Bank, as a member of NSCC, is acting as principal or as agent; and, in respect hereof, the Trust and each Fund.

C.	Settlement of Cash Component.

Any Cash to a particular transaction shall be handled as part of Bank’s overall daily net cash settlement at DTC.

D.	Establish Procedures.

The Trust and Bank, from time to time, may establish written procedures for the processing and settlement and related activities effected for Shares of each Fund.

AGENCY SERVICES AGREEMENT

EXHIBIT A

LIST OF FUNDS

1.	ETFS ex-U.S. Oil
2.	ETFS Natural Gas
3.	ETFS Copper
4.	ETFS Wheat
5.	ETFS Composite Agriculture
6.	ETFS Composite Industrial Metals
7.	ETFS Composite Energy
8.	ETFS All Commodities
9.	ETFS Short ex-U.S. Oil
10.	ETFS Short Natural Gas
11.	ETFS Short Copper
12.	ETFS Short Wheat
13.	ETFS Short Gold
14.	ETFS Leveraged ex-U.S. Oil
15.	ETFS Leveraged Natural Gas
16.	ETFS Leveraged Copper
17.	ETFS Leveraged Wheat
18.	ETFS Leveraged Gold